Exhibit 10(b)

FIRST AMENDMENT TO THE

AGREEMENT OF PURCHASE AND SALE OF NETWORK AND

RELATED EQUIPMENT

This First Amendment to the Agreement of Purchase and Sale of Network and Related Equipment (this “Amendment”) is executed and effective as of this 8th day of May, 2008, by and between CURRENT Communications of Texas, L.P., a Delaware limited partnership (the “Seller”), Oncor Electric Delivery Company LLC, a Delaware limited liability company (the “Buyer”), and CURRENT Group, LLC, a Delaware limited liability company (the “Guarantor” and collectively with the Seller and Buyer, the “Parties”). Unless otherwise expressly provided herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Agreement of Purchase and Sale of Network and Related Equipment (the “Agreement”) executed the 30th day of April, 2008 by and between the Seller, the Buyer and the Guarantor.

WHEREAS, Section 1.2 of the Agreement provides that in consideration for the sale of the Constructed BPL Network and certain software enhancements, and the assumption of the Assumed Contracts and the Transferred Permits by the Buyer, the Buyer shall pay to the Seller $90,000,000 in cash on the Closing Date, less $1,734,245.31 for aggregate amounts due IES from the Seller under the IES Services Agreement and due the Buyer from the Seller under the Oncor-CCT Agreements;

WHEREAS, as a condition to the Seller’s obligation to consummate the Transactions, Seller must be satisfied that the $1,734,245.31 amount is accurate;

WHEREAS, the Parties have determined that the $1,734,245.31 amount should in fact be $1,711,771.75; and

WHEREAS, in order to reflect the accurate aggregate amount due to Oncor and IES for purposes of Section 1.2, the Parties desire to amend the Agreement in accordance with Section 9.6 of the Agreement by amending and restating Section 1.2 in its entirety and deleting Section 7.4(f) in its entirety.

NOW, THEREFORE, in consideration of the mutual promises contained herein, each of the Parties to this Amendment hereby agrees as follows:

Paragraph 1. Amendment of Section 1.2 of the Agreement. Section 1.2 to the Agreement is hereby amended by amending and restating Section 1.2 in its entirety with the following:

“SECTION 1.2 Purchase Price. As consideration for the Constructed BPL Network and the software enhancements, and the assumption of the Assumed Contracts and the Transferred Permits, the Buyer shall pay to the Seller the sum of Ninety Million Dollars ($90,000,000) (“Purchase Price”) in cash on the Closing Date by wire transfer to an account designated by the Seller, less $1,711,771.75 for aggregate amounts due IES from Seller under the IES Services Agreement and due Buyer from Seller under the Oncor-CCT Agreements.”

Paragraph 2. Amendment of Section 7.4 of the Agreement. Section 7.4(f) to the Agreement is hereby deleted in its entirety.

Paragraph 3. Ratification. In all other respects, the Agreement is ratified and confirmed.

Paragraph 4. Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

Paragraph 5. Modification and Waiver. No supplement, modification, waiver, or termination of this Amendment or any provisions hereof shall be binding unless executed in writing by all Parties hereto. No waiver of any of the provisions of this Amendment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Paragraph 6. Governing Law. This Amendment is governed by and shall be construed in accordance with laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than State of Texas.

Paragraph 7. Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature or email pdf shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

CURRENT COMMUNICATIONS OF TEXAS, L.P.

By:
Name:
Title:

CURRENT GROUP, LLC

By:
Name:
Title:

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Name:
Title: